UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2022

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500
Redwood City, CA 94065
(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2022, Soleno Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”) relating to the public offering (the “Offering”) of 40,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and, for certain investors, in lieu of Common Stock, pre-funded warrants to purchase 20,000,000 shares of Common Stock (the “Pre-Funded Warrants”) at an exercise price of $0.01 per share. Each Common Stock or Pre-Funded Warrant is being sold together with one, immediately exercisable common warrant (the “Common Warrants”) with a five-year term to purchase one share of common stock at an exercise price of $0.30 per share. The net proceeds to the Company from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $13.9 million. The transactions contemplated by the Underwriting Agreement are expected to close on or about March 31, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from this Offering to fund its current research and development efforts primarily focused on advancing its lead candidate, DCCR tablets for the treatment of Prader-Willi Syndrome, and to provide for general corporate purposes, which may include working capital, capital expenditures, other clinical trials, other corporate expenses and acquisitions of complementary products, technologies or businesses, though the company does not have agreements or commitments for any specific acquisitions at this time.

The Common Stock, and accompanying Common Warrants, and Pre-Funded Warrants, and accompanying Common Warrants, being offered and sold in the Offering and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Common Warrants have been registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-252108) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 9, 2021, as supplemented by a preliminary prospectus supplement, dated March 28, 2022, and a final prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”), as amended.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. As part of the Underwriting Agreement, subject to certain exceptions, certain of the Company’s officers and directors agreed not to sell or otherwise dispose of any of the Common Stock held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such officer and director and ending 90 days after the date of the final prospectus supplement to be filed with the SEC in connection with the Offering pursuant to Rule 424(b) under the Securities Act without first obtaining the written consent of Oppenheimer & Co. Inc.

The Underwriting Agreement has been filed with this report to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Pre-Funded Warrants and the Common Warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions for no consideration of assets to the Company’s stockholders. Each Pre-Funded Warrant and Common Warrant is exercisable at any time and from time to time after issuance. In the event of certain corporate transactions, the holders of the Pre-Funded Warrants or Common Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants or Common Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants or Common Warrants immediately prior to such transaction. The Pre-Funded Warrants and Common Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled. The foregoing summary of the Pre-Funded Warrants and the Common Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the form of Pre-Funded Warrant, which is filed herewith as Exhibit 4.1 and incorporated herein by reference, and the form of Common Warrant, which is filed herewith as Exhibit 4.2 and incorporated herein by reference.

Item 8.01	Other Events.

On March 29, 2022, the Company issued a press release announcing pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 28, 2022, by and between Soleno Therapeutics, Inc. and Oppenheimer & Co. Inc.

4.1	Form of Pre-Funded Warrant To Purchase Common Stock.

4.2	Form of Common Warrant To Purchase Common Stock.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

99.1	Press Release of Soleno Therapeutics, Inc. dated March 29, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: March 29, 2022

	By:	/s/Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer